     As filed with the Securities and Exchange Commission on March 6, 2000
                                                 Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 COMPUTRAC, INC.
                 (Name of small business issuer in its charter)

           TEXAS
      (State or other
        jurisdiction                                  75-1540265
    of incorporation or                            (I.R.S. Employer
       organization)                              Identification No.)


     222 MUNICIPAL DRIVE
      RICHARDSON, TEXAS                                    75080
(Address of principal executive offices)                 (Zip code)


                              --------------------

                                 COMPUTRAC, INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                                Harry W. Margolis
                               222 Municipal Drive
                             Richardson, Texas 75080
                                 (214) 234-4241
            (Name, address and telephone number of agent for service)


                              --------------------


                                          CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of securities to be      Amount to be     Proposed maximum offering       Proposed maximum            Amount of
     registered                registered(1)         price per share(2)     aggregate offering price(2)   registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value  500,000 shares        $3.00                       $1,500,000               $417
==========================================================================================================================

(1) Pursuant to Rule 416, shares issuable as a result of any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(c) and 457(h)(1), the offering price and registration fee are computed on the basis of the average of the high and low price of the common stock on The American Stock Exchange on February 29, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.*

Item 2.      Registrant Information and Employee Plan Annual Information.*

-------------

* The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees of CompuTrac, Inc. (the "Company") participating in the CompuTrac, Inc. 1999 Stock Option Plan, as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

       The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission:

       (1) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended April 30, 1999, July 31, 1999 and October 31, 1999.

       (2) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999.

       (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on June 1, 1984, including any amendment or report filed for the purpose of updating such description.

       In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

       Not applicable.

Item 5.      Interests of Named Experts and Counsel.

       Not applicable.

Item 6.      Indemnification of Directors and Officers.

       The Amended Articles of Incorporation of the Company provide that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper benefit,
(iv) an act or omission for which the liability of a director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of dividend. The Amended Articles of Incorporation of the Company further provide that if the laws governing Texas corporations are amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, as so amended. This provision in the Amended Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents of Texas corporations. Under the TBCA, an officer or director may be indemnified if he or she acted in good faith and reasonably believed that his or her conduct (i) was in the best interests of the Company if he or she acted in his or her official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his or her conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his or her duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he or she is successful, (ii) must indemnify an officer or director for such expenses unless he or she was found liable for willful or intentional misconduct in the performance of his or her duty to the Company and (iii) may advance reasonable defense expenses if the officer of director undertakes to reimburse the Company if he or she is later found not to satisfy the standard for indemnification expenses.

Item 7.      Exemption from Registration Claimed.

       Not applicable.

Item 8.      Exhibits.

       The following documents are filed as exhibits to this Registration
Statement:

             4.1   CompuTrac, Inc. 1999 Stock Option Plan

             5.1   Opinion of Thompson & Knight L.L.P.

             23.1  Consent of Grant Thornton L.L.P.

             23.2 Consent of Thompson & Knight L.L.P. (included in the opinion filed herewith as Exhibit 5.1)

             24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.      Undertakings.

               (a) The Registrant hereby undertakes:

                   (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or charged material information on the plan of distribution;

                   (2) For determining liability under the Securities Act of
               1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

                   (3) File a post-effective amendment to remove from
               registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson and State of Texas on March 1, 2000.

                               COMPUTRAC, INC.


                               By:  /s/ Harry W. Margolis
                                    -------------------------------
                                    Harry W. Margolis,
                                    Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of CompuTrac, Inc., a Texas corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Harry W. Margolis, D. Bruce Walter, and Steven M. Crane, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                             TITLE                    DATE
          ---------                                             -----                    ----
/s/ Harry W. Margolis                                 Chairman and Chief Executive   March 1, 2000
----------------------------------------------        Officer  (Principal
    Harry W. Margolis                                 Executive Officer)

/s/ D. Bruce Walter                                   President (Principal           March 1, 2000
----------------------------------------------        Operating Officer)
    D. Bruce Walter

/s/ Steven M. Crane                                   Chief Financial Officer        March 1, 2000
----------------------------------------------        (Principal Financial and
    Steven M. Crane                                   Accounting Officer)

               SIGNATURE                                    TITLE                       DATE
               ---------                                    -----                       ----
/s/ Dana E. Margolis                                  Secretary, Treasurer and       March 1, 2000
----------------------------------------------        Director
    Dana E. Margolis

/s/ Kenneth R. Nicholas
----------------------------------------------        Director                       March 1, 2000
    Kenneth R. Nicholas

/s/ Gerald D. Harris                                  Director                       March 1, 2000
----------------------------------------------
    Gerald D. Harris

                                INDEX TO EXHIBITS

Exhibit
Number        Exhibit
-------       -------
    4.1       CompuTrac, Inc. 1999 Stock Option Plan

    5.1       Opinion of Thompson & Knight L.L.P.

   23.1       Consent of Grant Thornton L.L.P.

   23.2 Consent of Thompson & Knight L.L.P. (included in the opinion filed herewith as Exhibit 5.1)

   24.1 Power of Attorney (included on the signature page of this Registration Statement)